Exhibit 99.1

Trikon Technologies, Inc. Ringland Way, Newport, NP18 2TA, United Kingdom.

Press Release

TRIKON BOARD RECOMMENDS STOCKHOLDERS TO VOTE ‘FOR’ THE AVIZA

MERGER PROPOSAL

NEWPORT, Wales, United Kingdom, November 28, 2005 — Trikon Technologies, Inc. (Nasdaq: TRKN) today released the following comment on the special meeting of Trikon stockholders to be held on December 1, 2005.

The Board of Directors of Trikon urges stockholders to vote and recommends a vote FOR proposal No. 1, the approval of the merger transaction with Aviza Technology, Inc.

For those stockholders who have not yet voted, you may vote by faxing copies of your completed proxy cards to Georgeson Shareholder, our proxy solicitor, at 212-440-9009. More information about how to vote can be obtained by calling Georgeson Shareholder toll-free at 866-328-5446 in the USA or +1 866-328-5446 from outside the USA.

Trikon’s Board has approved the merger transaction and recommends that stockholders vote in favor of the merger. They believe the merged company:

•	Will have an enhanced position as a global solutions provider,

•	Can combine resources to improve customer support and service,

•	Can combine product portfolios to better address customer demand,

•	Has the potential to access a broader geographic market, particularly in Asia,

•	Has the potential to combine leading-edge R&D investments, and

•	Has the potential for increased financial strength and operational efficiencies.

“Safe Harbor” Statement Under the Private Securities Litigation Act of 1995:

This press release contains forward-looking statements that reflect the current expectations of the board of directors of Trikon regarding future events and the new company’s future performance. Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: the possibility that the transaction will not close, whether Aviza and Trikon will be able to integrate their businesses successfully and achieve anticipated synergies, variability of the revenues and financial performance of Aviza, Trikon and the new company, and general economic conditions and conditions in the semiconductor industry in particular. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Trikon, particularly in its latest Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, copies of which are available from Trikon without charge or online through Trikon’s web site at http://www.trikon.com. Please review these filings and do not place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed consolidation through merger involving Trikon Technologies Inc. and Aviza Technology Inc., New Athletics, Inc., a company newly created by Trikon and Aviza, has filed with the Securities and Exchange Commission a registration statement and other relevant documents. This registration statement was declared effective by the SEC on Monday October 31st.

Security holders of Trikon are urged to read the proxy statement/prospectus that is contained in the registration statement and the other relevant documents because they contain important information about New Athletics, Aviza and Trikon and the proposed merger transaction. Investors and security holders of Trikon may obtain free copies of the proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at http://www.sec.gov. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of stockholders of Trikon in connection with the proposed merger transaction, and their interests in the solicitation, is contained in the registration statement that has been filed by New Athletics with the Securities and Exchange Commission.

About Trikon Technologies

Trikon Technologies is a technology leader in wafer fabrication equipment to the global semiconductor industry. Trikon develops and manufactures advanced capital equipment for plasma etching and chemical and physical vapor deposition (CVD and PVD) of thin films for use in the production of semiconductor devices. These are key components in all electronic products, such as telecommunication devices, consumer and industrial electronics and computers. More information is available on Trikon’s Web site at: www.trikon.com.

Trikon Technologies Contacts

Corporate contact:	Carl Brancher	+44 1633-414111	carl.brancher@trikon.com

IR contact:	Kevin Kirkeby	+1 646-284 -9416	kkirkeby@hfgcg.com